SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                           fonix(TM) corporation
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
               (Name of Registrant as Specified in Charter)

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
           . . . . . . . . . . . . . . . . . . . . . . . . . . .
     2)   Aggregate number of securities to which transaction applies:
           . . . . . . . . . . . . . . . . . . . . . . . . . . .
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
           . . . . . . . . . . . . . . . . . . . . . . . . . . .
     5)   Total fee paid:
           . . . . . . . . . . . . . . . . . . . . . . . . . . .

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the For of Schedule and the date of its filing.
     1)   Amount Previously Paid:. . . . . . . . . . . . . . . .
     2)   Form, Schedule or Registration Statement No. . . . . .
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
                            fonix(TM) corporation
                            1225 Eagle Gate Tower
                         60 East South Temple Street
                         Salt Lake City, Utah  84111

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD JUNE 16 , 1997

To the Shareholders:

     Notice is hereby given that the Annual Meeting of the Shareholders of fonix(TM) corporation ("the Company") will be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah 84101, on Monday, June 16, 1997, at 10:00 a.m., M..D.T. for the following purposes, which are discussed in the following pages and which are made part of this Notice:

     1. To elect eight directors, each to serve until the next annual meeting of shareholders and until his or her successor is elected and shall qualify;

     2. To approve the Board of Directors' selection of Deloitte & Touche LLP, as the Company's independent public accountant for the fiscal year ended December 31, 1997; and

     3. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on Monday, May 12, 1997 as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 1225 Eagle Gate Tower, 60 East South Temple Street, Salt Lake City, Utah 84111, during the ten business days prior to the meeting.

     You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.


                             By Order of the Board of Directors,

                             /s/ Jeffrey N. Clayton

                             Jeffrey N. Clayton, Secretary


Salt Lake City, Utah
May 15, 1997
                              fonix  corporation
                            1225 Eagle Gate Tower
                        60 East South Temple Street
                        Salt Lake City, Utah  84111
                               (801) 328-0161

                            --------------------

                               PROXY STATEMENT

                            --------------------

                        ANNUAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited by the Board of Directors of fonix corporation ("fonix " or the "Company") for use in voting at the Annual Meeting of Shareholders to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah 84101, on Monday, June 16, 1997, at 10:00 a.m., M.D.T., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR ratification of the appointment of auditors. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

     The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (the Company anticipates that the inspectors will be employees, attorneys or agents of the Company).

     The close of business on Monday, May 12, 1997, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote
at, the Annual Meeting.   Each share shall be entitled to one vote on all
matters. As of the record date there were 41,876,563 shares of the Company's common stock outstanding and entitled to vote. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

     This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about Thursday, May 15, 1997.

                    PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no less than three. Presently the Company's Board of Directors consists of eight members, all of whom are nominees for reelection at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.
If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

     The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

                               DIRECTOR NOMINEES

STEPHEN M. STUDDERT, Chairman, Chief Executive Officer. Mr. Studdert, 48, was a founder of the Company and has been Chairman since the merger of Phonic Technologies, Inc. ("PTI") and the Company in June 1994, and has been the Company's Chief Executive Officer since May 1996. He also is the Chairman of the Board of Directors of K.L.S. Enviro Resources, Inc. ("KLSE"), a company with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since 1992, Mr. Studdert has been Chairman of Studdert Companies Corp. ("SCC"), an international investment management company that is owned and controlled by three individuals who each are executive officers and directors of the Company. He served as a White House advisor to U.S. Presidents Bush, Reagan and Ford. Mr. Studdert has served as a member of the President's Export Council and the Foreign Trade Practices Subcommittee, and he is a director and former chairman of the Federal Home Loan Bank of Seattle.

ALAN C. ASHTON, Ph.D., Director.  Dr. Ashton, 54, has served on the Company's
     Board of Directors since October 23, 1995. He conducted research and taught computer science for more than 16 years before launching his own word-processing computer software company, WordPerfect Corporation. WordPerfect employed more than 4,000 employees worldwide and realized annual revenues of more than $700 million. He served as a director and executive officer of WordPerfect for more than five years prior to the acquisition of WordPerfect by Novell, Inc., the Orem, Utah-based producer of network software applications, on June 24, 1994. Thereafter, and until November 30, 1996, Dr. Ashton served on the Board of Directors of Novell, Inc. He presently serves on the board of directors of Geneva Steel and SkyMall, Inc. Novell, Geneva Steel and SkyMall each have a class of securities registered under Section 12 of the Exchange Act.
     Dr. Ashton also currently serves on the governing board of Utah Valley State College.

JOSEPH VERNER REED, Director. Ambassador Reed, 59, has served as a director of the Company since June 1994. He is President of the Secretariat and was Under Secretary General of and held other posts with the United Nations in New York until his retirement from that post effective January 31, 1997. Following a career as a senior advisor to the Chairman of the Chase Manhattan Bank, Ambassador Reed became United States Ambassador to Morocco. He subsequently served as United States Ambassador to the United Nations and Chief of Protocol of the United States. He holds honorary doctorates from several universities. Since December 31, 1996, Ambassador Reed also has served as a director of KLSE, a company with a class of securities registered under Section 12 of the Exchange Act.

JAMES B. HAYES, Director. Mr. Hayes, 58, is the former Publisher of FORTUNE, one of America's most prestigious business publications, and a former Vice President of Time, Inc. He joined Time, Inc. in 1959 and held various positions including Publisher of Discover. In July 1995, he was appointed President and Chief Executive Officer of Junior Achievement, Inc., a position he continues to occupy. He was one of 15 U.S. business executives selected for a Presidential Mission to the former Soviet Union to discuss business development and economic cooperation. He presently is Chairman of Moorehouse School of Medicine. Mr. Hayes has served on the Company's Board of Directors since June 1994.

RICK D. NYDEGGER, Director. Mr. Nydegger, 48, is a patent and trademark attorney. Mr. Nydegger was a founder and, during the past five years, has been a shareholder and director of the law firm Workman, Nydegger & Seeley in Salt Lake City, Utah, a firm specializing in patent, trademark, copyright, trade secret, unfair competition, licensing and intellectual property matters. Mr. Nydegger received his law degree from the J. Reuben Clark Law School (cum laude, 1974) in Provo, Utah. He has published numerous articles in trade journals and law reviews on the subject of computer law and intellectual property. Mr. Nydegger is registered to practice before the U.S. Patent and Trademark Office and has been admitted to practice before the U.S. Court of Appeals in the Federal Circuit and the Fifth and Tenth Circuits, as well as the U.S. Supreme Court. Mr. Nydegger has been a member of the Company's Board of Directors since December 1996. He also joined the Board of Directors of KLSE in December 1996.

JOHN A. OBERTEUFFER, Ph.D., Director. Dr. Oberteuffer, 56, is founder and president of Voice Information Associates, Inc. ("VIA"). VIA is a consulting group providing strategic technical, market evaluation, product development and corporate information to the automatic speech recognition industry. In addition, VIA publishes the monthly newsletter, ASRNews. Dr. Oberteuffer also is executive director of the American Voice Input/Output Society ("AVIOS"). He was formerly vice president, personal computer systems, of Voice Processing Corp. (now merged with Voice Control Systems, Inc.), and also was founder and CEO of Iris Graphics, which was acquired by Seitex Corp. Dr. Oberteuffer received his bachelor's and master's degrees from Williams College, and his Ph.D. in Physics from Northwestern University, and he was a member of the research staff at Massachusetts Institute of Technology for five years.

THOMAS A. MURDOCK, President, Chief Operating Officer and Director.  Mr.
     Murdock, 53, was a founder and has served as an executive officer and member of the Company's Board of Directors since June 1994. Mr. Murdock also has served as President of SCC since 1992 and Assistant to the Chairman and Director of Synergetics, Inc., a research company located in Utah that formerly has provided research and development services in connection with the Company's automatic computer voice recognition and related technologies. For much of his career, Mr. Murdock has been a commercial banker and a senior corporate executive with significant international emphasis and experience. Mr. Murdock also serves as a director of KLSE, which has a class of securities registered under
     Section 12(g) of the Exchange Act.

ROGER D. DUDLEY, Executive Vice President, Chief Financial Officer and
     Director. Mr. Dudley, 44, was a founder and has served as an executive officer and member of the Company's Board of Directors since June 1994. Mr. Dudley is also executive vice president of SCC, a position he has held since 1993. After several years at IBM in marketing and sales, he began his career in the investment banking and asset management industry. He has extensive experience in real estate asset management and in project development. He also serves as executive vice president of an international investment fund, and has managed assets in excess of $200 million. He also serves as a director of KLSE, a company with a class of securities registered under Section 12 of the Exchange Act.

                            SIGNIFICANT EMPLOYEES

     In addition to the officers and directors identified above, the Company expects the following individuals (listed in alphabetical order) to make significant contributions to the Company's business.

CARL HAL HANSEN. Mr. Hansen, 47, is Senior Project Engineer for the Company's automatic speech recognition technologies ("ASRT"), and Chairman and CEO of Synergetics. Mr. Hansen holds a degree in Electronics from the Utah Trade Technical Institute of Provo, Utah. For approximately fourteen years, Mr. Hansen was employed by Signetics, Inc. in various capacities, including Test Equipment Engineer, Characterization Engineer, Product Engineer, and as an Electronic Specialist. He was involved in the design, fabrication and release of layout design for PC boards and interfaces. In 1991, Mr. Hansen founded Synergetics, where he continues to have direct leadership with respect to new product development and engineering. Since March 13, 1997, he has been a full-time consultant to the Company.

DAVID S. HARKNESS.  Mr. Harkness, 32, is the Company's Vice President of
     Technology Assets & Business Development. Mr. Harkness jointed the Company in March 1996. He came to the Company from Novell, Inc. and WordPerfect Corporation, where he was a product marketing director for Novell's business applications division. Prior to occupying that position, Mr. Harkness held several different sales positions at both Novell and WordPerfect commencing in 1991. He has led world-wide marketing initiatives through design specifications, competitive analysis, and product roll-out planning for various product releases.

TONY R. MARTINEZ, Ph.D. Dr. Martinez, 38, is senior consulting scientist for the Company's neural network development. He received his Ph.D. in computer science at UCLA in 1986. He is an associate professor of Computer Science at Brigham Young University and currently heads up the Neural Network and Machine Learning Laboratory in the BYU Ph.D./MS program. His main research is in neural networks, machine learning, ASOCS, connectionist systems, massively parallel algorithms and architectures, and non-von Neuman computing methods. He is associate editor of the Journal of Artificial Neural Networks.

R. BRIAN MONCUR. Mr. Moncur, 38, was employed by Synergetics from 1992 to March 13, 1997, when he became a full-time employee of the Company. He graduated from Brigham Young University with a Bachelor of Science degree in chemical engineering. Before his employment with Synergetics, Mr. Moncur was employed by Signetics, Inc. and Mentorgraphics, where he was a Senior Process Engineer and Software Development Engineer.

DALE LYNN SHEPHERD. Mr. Shepherd, 38, was employed by Synergetics from 1992 to March 13, 1997, when he became a full-time employee of the Company.
     He graduated from Brigham Young University with a Bachelor of Science Degree in Electrical Engineering. He also received a Masters of Business Administration from B.Y.U. Before his employment with Synergetics, Mr. Shepherd was employed with Mentorgraphics where he acted as a software systems architect in automatic semiconductor design. Before Mentorgraphics, Mr. Shepherd worked on a contract basis with Signetics, Inc.

     None of the executive officers or directors of the Company are related to any other officer or director of the Company.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Company's Board of Directors took action at six duly noticed meetings of the Board during 1996. Each director attended (in person or telephonically) at least 75% of the meetings of the Company's Board of Directors except for Ambassador Reed, who attended or otherwise participated in three of the six meetings. During 1996, the Company's Board of Directors established two standing committees: the 1996 Directors' Stock Option Plan Committee, comprised of Messrs. Ashton, Reed and Studdert; and the fonix corporation Long Term Stock Incentive and Incentive Plan Committee, comprised of Messrs Ashton and Hayes. These standing committees conducted meetings in conjunction with meetings of the full Board of Directors. After the end of fiscal 1996, the Board of Directors also established a standing committee to administer the Company's 1997 Stock Option and Incentive Plan, which is comprised of Messrs. Nydegger and Reed and has had no meetings to date.

     Prior to April 1996, the Company's directors received  no compensation for their service as such, although the Company historically has reimbursed its directors for actual expenses incurred in traveling to and participating in director's meetings, and the Company intends to continue that policy for the foreseeable future. On April 30, 1996, the Company's board of directors adopted, and the Company's shareholders subsequently approved, the Company's 1996 Directors' Stock Option Plan (the "Directors Plan"). Under the Directors Plan, members of the Board as constituted on the date of adoption received options to purchase 200,000 shares of the Company's common stock for each year (or any portion thereof consisting of at least six months) during which such persons had served on the board for each of fiscal years 1994 and 1995 and were granted 200,000 for each of fiscal 1996 and 1997 which options vest after completion of at least six months' service on the Board during those fiscal
years.   Such options have terms of 10 years.  Thus, under the Directors Plan, during the fiscal year ended December 31, 1996, the Company granted stock options to members of the board as follows:

          STOCK OPTIONS GRANTED TO DIRECTORS DURING FISCAL YEAR

                          Shares           Date                Exercise          Shares Vested
       Name             Granted (#)       Granted           Price Per Share       at FY-End(1)
---------------------   ------------     ----------        ----------------     ----------------
 Stephen M. Studdert     800,000          4/30/96               $4.063              400,000

 Alan C. Ashton          400,000          4/30/96                4.063                 -

 Joseph Verner Reed      800,000          4/30/96                4.063              400,000

 James B. Hayes          800,000          4/30/96                4.063              400,000

 Thomas A. Murdock       800,000          4/30/96                4.063              400,000

 Roger D. Dudley         800,000          4/30/96                4.063              400,000

-----------------------------------------

     (1) All directors' stock options vested as of December 31, 1996, were in-the-money, but none of such options have been exercised as of the date of this statement.

     Subsequent to December 31, 1996, on March 13, 1997, and in payment for his services on the Company's Board of Directors, the Company granted to Mr. Nydegger options to purchase 200,000 shares of the Company's common stock under the fonix corporation 1997 Stock Option and Incentive Plan, which options are exercisable at the per share price of $7.125 and are exercisable at any time after September 13, 1997.

        COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms furnished to the Company during the fiscal year ended December 31, 1996, the Company is aware of the following untimely filings: (i) a Form 4 reflecting a trade during February 1996 by Mr. Murdock's adult son who then shared his household and disclaiming beneficial ownership as to such shares was filed by Mr. Murdock in April 1996; and (ii) Forms 5 reflecting the grant in April 1996 of certain stock options exempt from the short-swing liability provisions of Section 16(b) of the Exchange Act by virtue of SEC Rule 16b-3 were filed by all of the Company's directors but Mr.
Nydegger (who received no such options and was not therefore required to file a Form 5) in April 1997. Other than as disclosed immediately above, the Company believes that during its 1996 fiscal year all Section 16(a) filings required of its officers, directors and greater than ten-percent beneficial owners were timely made.

                      EXECUTIVE COMPENSATION

     Between June 1994 when the Company merged with PTI and April 1996, the Company did not pay or award any compensation in any form directly to the Company's chief executive officer or any other executive officer. During that period, however, the Company had a management services contract with SCC, an entity owned and controlled by Messrs. Studdert, Murdock and Dudley. Accordingly, during the period that the management services contract between the Company and SCC was in effect, the Company's executive officers were compensated by SCC, in part, from funds paid by the Company pursuant to the management contract. [See Item 12. Certain Relationships and Related Transactions.] In April 1996, the Company and SCC agreed to modify their contractual arrangement respecting the management services contract. From and after that time, SCC continued to provide certain management services such as payroll and human resources assistance, and SCC continued to be reimbursed for actual expenses incurred on behalf of the Company. Moreover, after the management services contract was modified, the Company's executive officers began to be compensated directly by the Company, which compensation was as follows:

                    Summary Compensation Table

                                                      Annual                  Long Term
                                                   Compensation          Compensation Awards
                                                 ----------------    ---------------------------
         Name and                                                         Securities Underlying
    Principal Position                Year            Salary               Options (#) (1)
------------------------------     -----------   ----------------    ---------------------------
  Stephen M. Studdert                 1994              --                       --
  CEO (4/96-Present)                  1995              --                       --
                                      1996            $131,539                800,000

  Thomas A. Murdock                   1994              --                       --
  CEO (6/94 to 4/96)                  1995              --                       --
  President, COO                      1996            $131,539                800,000

  Roger D. Dudley                     1994              --                       --
  Exec. V.P./CFO                      1995              --                       --
                                      1996            $131,539                800,000

----------------------------------------------

     (1) All options granted to named executive officers during fiscal 1996 were granted under the Company's 1996 Director's Stock Option Plan as compensation for their service on the Company's Board of Directors [See Description of Director Compensation, above].

                      OPTION GRANTS IN LAST FISCAL YEAR

                      Number of Securities     % of Total Options
                           Underlying        Granted to Employees     Exercise        Expiration
       Name              Options Granted        in Fiscal Year         Price             Date
--------------------   ------------------    --------------------    ----------     ---------------

Stephen M. Studdert        800,000(1)                (2)               $4.063          4/30/2006

Thomas A. Murdock          800,000(1)                (2)               $4.063          4/30/2006

Roger D. Dudley            800,000(1)                (2)               $4.063          4/30/2006

----------------------------------------------

     (1) Of the total number of options granted, 400,000 became exercisable six months after the grant date of April 30, 1996 (or October 30, 1996), 200,000 vest on January 1, 1997, and 200,000 vest on January 1, 1998, assuming that the grantee of such options continues serving as one of the Company's directors for at least six months during fiscal 1997.

     (2) All options granted to the named executive officers during fiscal 1996 were granted under the Company's 1996 Director's Stock Option Plan for their service as members of the Company's Board of Directors. [See Director Compensation, above] Options to purchase a total of 226,000 shares of the Company's common stock were granted to various employees of the Company during fiscal 1996 under the Company's Long-Term Stock Investment and Incentive Plan for employees. Adding the options granted to the named executive officers under the Company's Directors' Plan to the number of options issued under the employees' plan, the Company granted options to purchase a total of 2,626,000 shares of common stock during fiscal 1996. Of that amount, each of the named executive officers received approximately 30% of the total number of options issued to the Company's employees (including the named executive officers in their capacities as directors).

                      FISCAL YEAR-END OPTION VALUES (1)

                                Number of Securities        Value of Unexercised
                                nderlying Unexercised      In-the-Money Options
                                Options at FY-End(#)          at FY-End ($)(2)

                                     Exercisable/              Exercisable/
          Name                      Unexercisable              Unexercisable
 -------------------------     -----------------------    -----------------------

   Stephen M. Studdert                 400,000/                  $2,349,800/
                                       400,000                    2,349,800

   Thomas A. Murdock                   400,000/                   2,349,800/
                                       400,000                    2,349,800

   Roger D. Dudley                     400,000/                   2,349,800/
                                       400,000                    2,349,800

--------------------------------------

     (1) All options included in table were granted to the named executive officers under the Company's 1996 Director's Stock Option Plan [See Director Compensation, above].

     (2) Value calculations based on $5.8745 per share (the per share closing market price on December 31, 1996 of $8.9375 less the $4.063 per share exercise price for the options).

     Employment Contracts. The Company presently has executive employment agreements with each of its executive officers, Messrs. Studdert, Murdock and Dudley. The material terms of each executive employment agreement with each executive officer are identical and are as follows: The term of each employment contract is from November 1, 1996 through December 31, 2001. Annual base compensation for each executive for the first three years of such term is $250,000 from November 1, 1996 through December 31, 1996; $325,000 from January 1, 1997 through December 31, 1997; and $425,000 from January 1, 1998 through December 31, 1999. The annual base compensation for the final two years of the employment agreement is $550,000 from January 1, 2000 through December 31, 2000; and $750,000 from January 1, 2001 through December 31, 2001. However, for these final two contract years, annual base compensation and the performance-based incentive compensation will be subject to review by the Company's Board of Directors based upon either or both of the market price of the Company's common stock and profits derived by the Company from annual revenues from
operations.   In addition, each executive officer is entitled to annual
performance-based incentive compensation payable on or before December 31 of each calendar year during the contract term. During the first three years of the contract term, the performance-based incentive compensation is determined with relation to the market price of the Company's common stock, adjusted for stock dividends and splits. If the price of the Company's common stock maintains an average price equal to or greater than the level set forth below over a period of any three consecutive months during the calendar year, the performance-based incentive compensation will be paid in the corresponding percentage amount of annual base salary for each year as follows:

     Quarterly Average Stock Price              Percentage Bonus

              $10.00                                  30%
              $12.50                                  35%
              $15.00                                  40%
              $20.00                                  45%
              $25.00+                                 50%

     Each such executive officer also is entitled to customary insurance benefits, office and support staff and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind. Further, each executive officer is entitled to receive one-time cash compensation on or after March 15, 1997 in an amount sufficient for each executive officer to pay all personal state and federal income taxes on his 1/3 portion of 3.7 million shares purchased by SCC on August 11, 1995 and to pay all personal state and federal income taxes on said compensation amount. No compensation has been paid by the Company to any executive officer pursuant to this provision to date, but at December 31, 1996, the Company established a reserve of $1,350,000 against this obligation to all such executives.

     Each executive employment agreement contains a non-disclosure, confidentiality, non-solicitation and non-competition clause. Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with the Company that the executive not engage in any capacity in a business which competes with or may compete with the Company.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 21, 1997, the number of shares of common stock of the Company beneficially owned by all persons known to be holders of more than five percent (5%) of the Company's voting securities and by the Executive Officers and Directors of the Company:

                                                         Number of
                                                           Shares
   Name and Address of 5% Beneficial Owners,            Beneficially               Percent of
      Executive Officers and Directors                     Owned                     Class (1)
------------------------------------------------      ----------------           ---------------

     Thomas A. Murdock                                   26,277,198 (2)               62.8%
     President, COO and Director
     60 East South Temple Street, Suite 1225
     Salt Lake City, Utah  84111

     Alan C. Ashton, Director                            11,929,167 (3)(4)            28.3%
     c/o Beesmark Investments, L.C.
     261 East 1200 South
     Orem, Utah 84097

     Beesmark Investments, L.C.                          11,729,167 (4)               28.0%
     5% Beneficial Owner
     261 East 1200 South
     Orem, Utah  84097

     Roger D. Dudley, Executive Vice President            7,779,596 (5)               18.4%
     Chief Financial Officer, Director
     60 East South Temple Street, Suite 1225
     Salt Lake City, Utah  84111

     Stephen M. Studdert, Chairman of the Board           7,779,296 (6)               18.4%
     Chief Executive Officer
     60 East South Temple Street, Suite 1225
     Salt Lake City, Utah  84111

     Studdert Companies Corp.                             3,700,000 (7)                8.9%
     5% Beneficial Owner
     60 East South Temple Street, Suite 1225
     Salt Lake City, Utah  84111

     Joseph Verner Reed, Director                           620,000 (8)                1.5%
     73 Sterling Road
     Greenwich, Connecticut 06831

     James B. Hayes, Director                               620,000 (8)                1.5%
     One Education Way
     Colorado Springs, Colorado 80906

     Rick D. Nydegger, Director                                --   (9)                  --
     10217 North Oak Creek Lane
     Highland, Utah 84003

     John A. Oberteuffer, Ph.D.                                --                        --
     Voice Information Associates, Inc.
     14 Glen Road South
     Lexington, Massachusetts 02173

     Officers and Directors as a Group (8 persons)        29,089,588                  64.5%

-------------------------------------------------------

      (1) Percentages rounded to nearest 1/10th of one percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of the Company's common stock listed for each such person in the table.

      (2) Includes 25,657,749 shares of common stock deposited in a voting trust (the "Voting Trust") as to which Mr. Murdock is the sole trustee.
Persons who have deposited their shares of the Company's common stock into the Voting Trust have dividend and liquidation rights in proportion to the number of shares of the Company's common stock they have deposited in the Voting Trust, but have no voting rights with respect to such shares. All voting rights associated with the shares deposited into the Voting Trust are exercisable solely and exclusively by the Trustee of the Voting Trust. The Voting Trust expires, unless extended according to its terms, on the earlier of September 30, 1999 or any of the following events: (i) the Trustee terminates it; (ii) the participating shareholders unanimously terminate it;
or (iii) the Company is dissolved or liquidated. Although as the sole trustee of the Voting Trust Mr. Murdock exercises the voting rights of all of the shares deposited into the Voting Trust, and accordingly has listed all shares in the Table above, he has no economic or pecuniary interest in any of the shares deposited into the Voting Trust except 3,465,083 shares as to which he directly owns the economic interests, and 3,700,000 shares the economic rights as to which are owned by SCC, of which Mr. Murdock is a 1/3 equity owner. Also includes 2,813 shares owned directly by Mr. Murdock, 5,236 shares owned by members of Mr. Murdock's immediate family, 11,400 shares owned by SMD, an entity 1/3 owned and controlled by Mr. Murdock, and 600,000 shares of common stock underlying presently exercisable stock options.

      (3) Includes all common stock beneficially owned by Beesmark Investments, L.C. ("Beesmark") but only to the extent that Dr. Ashton is one of two managers of Beesmark, and, as such, is deemed to share investment power with respect to shares beneficially owned by Beesmark. Also includes 200,000 shares of common stock underlying stock options presently exercisable by Dr. Ashton.

      (4) Beesmark's beneficial ownership includes 166,667 shares of common stock presently issuable upon the conversion of a $500,000 Series A Convertible Subordinated Debenture (the "Debenture") or, alternatively, upon the conversion of any Series A Convertible Preferred Stock into which the balance of the Debenture is convertible, assuming the issuance of such preferred stock will be approved by the Company's shareholders at the next annual meeting of shareholders. All shares are deposited into the Voting Trust. The managers of Beesmark are Alan C. Ashton and Karen Ashton. As managers of Beesmark, they each are deemed to share voting control over shares beneficially owned by Beesmark. Mrs. Ashton beneficially owns no shares other those deemed to be owned by her as a control person of Beesmark, and consequently her beneficial ownership is not separately reported.

      (5) Includes (i) 3,465,083 shares owned by Mr. Dudley and deposited into the Voting Trust, (ii) 3,700,000 shares owned by SCC as to which Mr. Dudley shares investment power because of his management position with and 1/3 ownership of SCC, which shares are deposited in the Voting Trust; (iii) 2,813 shares owned directly by Mr. Dudley; (iv) 300 shares owned by Mr. Dudley's minor children; (v) 11,400 shares owned by SMD, as to which Mr. Dudley has 1/3 indirect equity ownership and control; and (vi) 600,000 shares underlying presently exercisable stock options.

      (6) Includes (i) 3,465,083 shares owned by Mr. Studdert and deposited into the Voting Trust, (ii) 3,700,000 shares owned by SCC as to which Mr. Studdert shares investment power because of his management position with and 1/3 ownership of SCC, which shares are deposited in the Voting Trust; (iii) 2,813 shares owned directly by Mr. Studdert; (iv) 11,400 shares owned by SMD, as to which Mr. Studdert has 1/3 direct equity ownership and control; and (v) 600,000 shares underlying presently exercisable stock options.

      (7) All shares deposited into the Voting Trust.

      (8) Includes 600,000 shares of common stock underlying presently exercisable stock options.

      (9) Does not include options to purchase 200,000 shares of common stock granted to Mr. Nydegger on March 13, 1997 under the fonix corporation 1997 Stock Option and Incentive Plan, which options are exercisable at the per share price of $7.125 and are exercisable at any time after September 13, 1997.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Studdert Companies Corp.

     SCC is a Utah corporation that provides investment and management services. The officers, directors and owners of SCC are Stephen M. Studdert, Thomas A. Murdock and Roger D. Dudley, each of whom is a director and an executive officer of the Company and each of whom beneficially owns more than ten percent of the Company's issued and outstanding common stock. Between June 1994, when the Company commenced its present business of developing its ASRT, and April 30, 1996, the Company did not pay or award any compensation in any form directly to the Company's executive officers. Rather, in June 1994 the Company entered into an Independent Consulting Agreement (the "SCC Agreement") with SCC pursuant to which SCC, through Messrs. Studdert, Murdock and Dudley, rendered certain management and financial services to the Company.

     In 1993, SCC began to render management services to PTI, the Company's predecessor in interest, with respect to PTI's business of developing the ASRT. Those services included providing day-to-day administrative management services, debt financing directly to PTI, procuring debt financing from third parties, and commencing a search for a joint venture partner or merger candidate at monthly charges ranging from $50,000 to $100,000. In June 1994, PTI merged with and into a subsidiary of the Company, after which the Company entered into the SCC Agreement with SCC dated as of June 22, 1994. Under the SCC Agreement, SCC agreed that for a period of two years it would manage all aspects of the Company's day-to-day business, have authority to engage on behalf of the Company such employees, agents and professionals as it deemed appropriate, and be reimbursed for its reasonable costs and expenses incurred for and on behalf of the Company. In return for such services, the Company agreed to compensate SCC in the amount of $50,000 per month, which monthly amount was exclusive of (i) fees for capital raising activities by SCC on the Company's behalf and (ii) actual expenses incurred by SCC.

     Pursuant to the SCC Agreement, the Company paid to SCC $209,300 during the year ended December 31, 1994. At December 31, 1994, the Company owed SCC $1,164,200 for accrued management fees and $66,805 for expenses incurred. Between January and July 1995, SCC continued to invoice the Company for services rendered under the Consulting Agreement. By July 1995, the Company owed SCC approximately $1,417,000 pursuant to the terms of the SCC Agreement. On November 16, 1994, the Company's Board of Directors approved the issuance of warrants to purchase up to 3,700,000 shares of the Company's common stock to SCC (the "SCC Warrants"). The authorized purchase price of the SCC Warrants was $.033 per share, and the authorized exercise price for each share of common stock underlying the SCC Warrants was $.35. The Board of Directors' resolution authorizing the issuance of the SCC Warrants specified that the purchase price for the SCC Warrants and the exercise price for shares of common stock underlying the SCC Warrants could be satisfied by canceling invoices for services previously rendered to the Company under the Consulting Agreement or by cash payment. The November 16, 1994 Board meeting was attended by a quorum of the Board, but only one director who was not also a principal of SCC was present. Subsequently, on April 11, 1995, pursuant to the unanimous consent of all disinterested directors in lieu of a special Board meeting, all of the Company's disinterested directors ratified the adoption of the resolution authorizing the Company to offer the SCC Warrants. On July 31, 1995, the Company issued and SCC purchased the SCC Warrants. The purchase price of the SCC Warrants was $.033 per share of common stock underlying the SCC Warrants, or an aggregate of $122,100. On August 11, 1995, SCC exercised the SCC Warrants at an exercise price of $.35 per share of common stock underlying the SCC Warrants. Both the $122,100 purchase price and the $1,295,000 aggregate exercise price for the SCC Warrants were satisfied by the cancellation of amounts invoiced to the Company by SCC pursuant to the SCC Agreement during the fiscal year ended December 31, 1994 and the period between January 1, 1995 and August 11, 1995. Such cancellation was accomplished on a dollar-for-dollar basis.

     Between August 1995 and October 1995, SCC continued to invoice the
Company for its $50,000 monthly management fee under the Consulting Agreement, portions of which amounts continued to accrue. On October 23, 1995, the Company entered into an investment agreement (the "Beesmark Agreement") with Beesmark. In connection with the Company's execution of the Beesmark Agreement, SCC and the Company collaterally agreed that any then accrued but unpaid balance due to SCC for management services rendered under the SCC Agreement would be placed on "conditional status" and deferred until the Company successfully completed certain developmental milestones set forth in the Beesmark Agreement, at which time such amounts would be due and payable in full. With respect to management services to be rendered by SCC after the closing of the Beesmark Agreement, SCC agreed that the Company would pay only $30,000 of the monthly invoiced $50,000, the balance to be placed on conditional status. Thus, of the total $600,000 invoiced to the Company by SCC during the year ended December 31, 1995, the Company paid SCC $90,000 in cash; $257,000 of accrued but unpaid amounts were placed on conditional status under the Investment Agreement; and $253,000 was canceled in partial payment of the exercise price of the SCC Warrants. In addition to the amounts invoiced by SCC for management fees during the 1995 fiscal year, the Company also reimbursed SCC for actual expenses incurred in the amount of $337,405. Thus, at December 31, 1995, the Company owed SCC $257,000 in management fees, all of which was on conditional status under the terms of the Beesmark Agreement and was payable to SCC only in the event that the Company achieved the developmental milestones set forth in the Beesmark Agreement. At December 31, 1995, the Company also owed SCC $3,825 for expenses incurred. Additionally, during the year ended December 31, 1995, SCC charged a total of $70,915 in capital raising fees to the Company. Of that amount, $49,576 was written off by SCC in connection with the Beesmark Agreement, and $21,339 was paid to SCC.

     Between January 1, 1996 and April 30, 1996, SCC invoiced the Company for services under the SCC Agreement in the amount of $200,000. Of that amount, $80,000 was placed on conditional status pursuant to the Beesmark Agreement and $120,000 was paid to SCC. On April 30, 1996, the disinterested members of the Company's Board of Directors authorized the Company to enter into an agreement with SCC modifying the SCC Agreement effective May 1, 1996. Under the SCC Agreement, as modified, SCC no longer invoices the Company for management services, but continues to invoice the Company for reimbursement of actual expenses incurred on the Company's behalf. SCC and the Company agreed that any amounts invoiced under the SCC Agreement but placed on conditional status pursuant to the Beesmark Agreement would remain outstanding obligations of the Company payable only if the Company achieved the milestones specified in the Beesmark Agreement. The Company further agreed to pay any then accrued but unpaid amounts invoiced under the SCC Agreement, including amounts owed and carried over from the year ended December 31, 1995, which amounts totaled $5,862, as well as outstanding amounts for expenses incurred. In connection with the modification of the SCC Agreement, the disinterested members of the Company's Board of Directors approved base salaries for fiscal year 1996 for each of the Company's executive officers, effective as of April 1996, as follows: Stephen M. Studdert, Chief Executive Officer -- $180,000; Thomas A. Murdock, President and Chief Operating Officer -- $180,000; and Roger D. Dudley, Executive Vice President and Chief Financial Officer -- $180,000. Effective November 15, 1996, the disinterested members of the Company's Board of Directors approved an increase in the base salaries of the executive officers from $180,000 to $250,000 per annum for the remainder of fiscal 1996, with base compensation increasing annually over the five-year term of those persons' employment agreements. [See Item 10. Executive Compensation]. In September 1996, Beesmark made the last of the funding payments provided for under the terms of the Beesmark Agreement. On February 10, 1997, the Company paid to SCC the entire balance due to SCC for accrued management fees in the amount of $337,000. Thus, during the year ended December 31, 1996, the Company paid to SCC a total of $120,000 for management fees and SCC was reimbursed for actual expenses incurred on the Company's behalf in the amount of $740,052. During 1996, the Company made no payments to SCC for capital raising activities. The Company and SCC have agreed to extend the SCC Agreement, at least insofar as the Company has agreed to reimburse SCC for actual expenses incurred on behalf of the Company, until December 1998.

     The Company paid no compensation in any form directly to any of its executive officers during fiscal 1995 and until April 1, 1996. However, as the principals of SCC, during such periods, the Company's executive officers received a portion of the amounts paid by the Company to SCC under the SCC Agreement.

     Cancellation of Debt By SCC and Thomas A. Murdock

     In connection with the Beesmark Agreement, SCC and the Company entered into a collateral agreement whereby SCC agreed that it would cancel principal debt of $135,368 and accrued interest of $19,298 owed by the Company to SCC in connection with a promissory note executed by PTI and assumed by the Company at the time of the merger of PTI with and into a subsidiary of the Company.
In another collateral agreement, the Company and Thomas A. Murdock, a director and executive officer of the Company, agreed that the Company would cancel principal debt of $286,493 and accrued interest of $65,715 due to Mr. Murdock under a promissory note initially made by PTI and assumed by the Company at the time of the merger of PTI with and into a subsidiary of the Company.

     Alan C. Ashton and Beesmark Investments, L.C.

     On October 23, 1995, the Company, Beesmark and Dr. Ashton entered into the Beesmark Agreement. Dr. Ashton is presently a director of the Company, although he did not occupy such position when the Beesmark Agreement was negotiated and executed. Dr. Ashton also is a co-manager of and has an indirect pecuniary interest in a portion of Beesmark's assets. Pursuant to the Beesmark Agreement, Beesmark agreed to provide a total of $6,050,000 of funding to the Company over a period of approximately 11 months, provided that during that time the Company was able to timely meet, to Beesmark's satisfaction, specified developmental milestones. In return for the funding provided to Beesmark, the Company agreed to issue 11,562,500 shares of common stock at a price of $.48 per share and a $500,000 Series A Convertible Subordinated Debenture that is convertible into either 166,667 shares of Series A Convertible Preferred Stock (assuming the Company's shareholders approve the issuance of such preferred stock) or 166,667 shares of the Company's common
stock.   During the year ended December 31, 1996, Beesmark paid all installments payable by Beesmark under the Beesmark Agreement, and the Company issued, in the increments specified, all of the securities issuable to Beesmark under the Beesmark Agreement. The Company's remaining obligations under the Beesmark Agreement are limited to using its best efforts to cause the Company's shareholders to approve necessary amendments to the Company's certificate of incorporation to allow the Company to issue the Series A Convertible Preferred Stock into which the Debenture issued to Beesmark is convertible.

     K.L.S. Enviro Resources, Inc. and SMD, L.L.C.

     Between May 1996 and August 1996, as part of the Company's short-term cash management policy, the Company entered into a series of loan transactions with KLSE, an entity which then was unaffiliated with the Company. The Company was introduced to KLSE by an unaffiliated third party. KLSE's common stock is traded in the "over-the-counter" market on the Electronic Bulletin Board. As of August 12, 1996 the Company had loaned to KLSE a total of $1,900,000, which loans were due upon demand, bore interest at the rate of 12% per annum, required the payment of certain loan origination fees, and were secured by substantially all of the assets of KLSE, except its real property. The first of the loans from the Company in the amount of $710,000 was made on May 16, 1996 and the last advance prior to August 12, 1996, in the amount of $590,000, was made on July 16, 1996. Pursuant to the terms of the promissory note representing the $710,000 advanced by the Company to KLSE in May 1996, all or part of the balance due under that note was convertible at the option of the holder of the note to 2,366,667 shares of the restricted common stock of KLSE at the rate of $.30 per share. Similarly, the remaining $1,190,000 owed to the Company, represented by four separate promissory notes, was convertible into a total of 2,975,000 shares of KLSE restricted common stock at the rate of $.40 per share. KLSE also entered into a registration rights agreement with the Company. In connection with that course of financing, Thomas A. Murdock assumed a position on KLSE's board of directors, effective July 10, 1996.

     In July 1996, the Company was offered the right to acquire 2,561,000 shares of KLSE's restricted common stock and 100,000 shares of KLSE preferred stock (convertible into 500,000 shares of common stock) from the Estate of James R. Bell, a former executive officer of KLSE, at a price of $.48 per common share. Because management viewed this offer as a corporate opportunity, the Company's management presented this offer to the Board of Directors of the Company on August 5, 1996. At that same meeting Messrs. Studdert, Murdock and Dudley advised the disinterested members of the Board of Directors that, if the Company declined the opportunity to acquire this KLSE stock, they or an entity controlled by them may desire to do so. After discussion by the board, but with Messrs. Studdert, Murdock and Dudley abstaining, the disinterested members of the Board of Directors voted to decline the opportunity to purchase the KLSE stock from the Bell Estate. Thereafter, SMD, an entity controlled by Messrs. Studdert, Murdock and Dudley, acquired the common and preferred stock of KLSE owned by the Bell Estate. The purchase price is payable in cash in four installments on February 16, 1997, August 16, 1997, February 16, 1998 and August 16, 1998.

     In September 1996, the Company conducted a regular periodic review of the KLSE loans. As a result of this review, the Company determined that KLSE had not closed previously anticipated debt and equity financings and that other events had occurred or failed to occur which, in the judgment of the Company management, diminished the probability that KLSE would be able to repay all or substantially all of the loans from the Company by December 31, 1996. The Company then inquired of KLSE concerning its ability to repay the loans from the Company. KLSE's management responded that because of certain financing delays, it did not have sufficient cash to promptly retire the aggregate amount or a substantial portion of the amount due to the Company. The Company's Board of Directors then considered the advisability of converting the balance due on the notes payable by KLSE into common stock. Among other considerations, the Board sought and received the independent advice of an unaffiliated investment banking firm. That investment banking firm advised the Company and its Board of Directors that it was unlikely that if the Company converted the loans into KLSE common stock and promptly thereafter sought to dispose of such stock, it would be able to do so in a fashion which would allow the Company to quickly recover the balance due and owing under the loans. In light of the investment banking firm's conclusions and other factors and circumstances, the Company's Board of Directors, with Messrs. Studdert, Murdock and Dudley abstaining, determined that it would neither be in the Company's financial interests nor consistent with core Company business objectives to convert the amounts owed by KLSE into common stock.

     On September 30, 1996, Messrs. Studdert, Murdock and Dudley, through SMD, advanced debt financing (the "SMD Loan") to KLSE in the amount of $1,673,730. The SMD Loan was due on demand, bore interest at the rate of 12% per annum and was secured by the assets of KLSE, except its real property. The proceeds of the SMD Loan enabled KLSE to pay the Company $1,673,700 in satisfaction of all then-outstanding balances due the Company except a balance of $272,156 due and owing under the first promissory note from KLSE to the Company in the amount
of $710,000.   In return for the provision of the SMD Loan to KLSE, SMD
acquired warrants to purchase 6,600,000 shares of KLSE restricted common stock at the exercise price of $.40 per share. Such warrants have never been exercised and no gain has been realized thereon by SMD.

     Based upon certain changed circumstances at KLSE, on October 29, 1996, the Company made an additional loan of $200,000 to KLSE on the same terms as the loans described above. As anticipated, that additional advance was repaid
in full, with accrued interest, by KLSE on December 24, 1996.   Also, on
December 31, 1996 the Company sold for cash and assigned $270,000 of the balance due under the $710,000 promissory note to Ballard Investment Company, a Utah limited partnership unaffiliated with the Company. Also, on December 31, 1996, KLSE paid the Company the balance of approximately $10,500 due and owing under the $710,000 promissory note. Thus, as of December 31, 1996, KLSE was not indebted to the Company in any amount nor did the Company have any beneficial interest in KLSE. Messrs. Studdert, Murdock and Dudley retain a controlling interest in KLSE, and Messrs. Studdert, Dudley, Reed and Nydegger each assumed positions on the board of directors of KLSE on December 31, 1996.

     In December 1996, KLSE entered into a management services contract with SCC. Under the management services contract, KLSE will pay SCC a monthly management fee of $50,000 in return for which SCC will provide investment banking, investor relations, financial management and strategic planning services for KLSE for a term of five years.

     Synergetics

     Thomas A. Murdock, a director and the Chief Operating Officer of the Company, is also one of seven directors of Synergetics. In addition, Mr. Murdock, Stephen M. Studdert and Roger D. Dudley, each of whom is an executive officer and director of the Company, own shares of the common stock of Synergetics, although such share ownership in the aggregate constitutes less than 5% of the total shares of Synergetics common stock issued and outstanding.

     Workman, Nydegger & Seeley

     Rick D. Nydegger, who became a director of the Company in December 1996, is a patent and trademark attorney. He is a founding shareholder and director of the law firm Workman, Nydegger & Seeley in Salt Lake City, Utah, a firm specializing in patent, trademark, copyright, trade secret, unfair competition, licensing and intellectual property matters. During each of the fiscal years ended December 31, 1996 and 1995, Workman Nydegger & Seeley was patent and intellectual property counsel to the Company, although since Mr. Nydegger's assumption of a position on the Company's Board of Directors, that firm ceased to represent the Company, and the Company has engaged the Washington, D.C., law firm of Finnegan, Henderson, Farabow, Garrett & Dunner, LLP as its intellectual property counsel. The Company paid legal fees to Mr. Nydegger's firm in the amounts of $34,598 and $27,063 during the fiscal years ended December 31, 1996 and 1995, respectively.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR

                              -------------------

     PROPOSAL 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected the international certified public accounting firm of Deloitte & Touche LLP ("Deloitte & Touche") as the independent public accountant for the Company for the fiscal year ending December 31, 1997. Deloitte & Touche audited the Company's financial statements for the fiscal year ended December 31, 1996. Pritchett, Siler & Hardy, P.C., served as the Company's independent public accountant for the fiscal year ended December 31, 1995.

     The Company engaged Pritchett, Siler & Hardy on February 9, 1995 to provide outside accounting and auditing services for the Company related to the 1994 audit. At that time, the Pritchett, Siler & Hardy firm was named Peterson, Siler & Stevenson. It subsequently changed its name to Pritchett, Siler & Hardy, P.C., and that firm continued as the Company's independent accountant until March 24, 1997.

     On March 24, 1997, the Company engaged Deloitte & Touche. There were no disagreements between the Company and Pritchett, Siler & Hardy. That firm did, however, include in its Independent Auditors' Report for the 1995 fiscal year the statement that "the Company is still in the development stage and has suffered recurring losses which raise substantial doubt about its ability to continue as a going concern." The inclusion of this statement, as is common for development stage companies, was unrelated to the Company's decision to change its independent accountants, and the Company expects Deloitte & Touche to include a similar going concern caveat in future accountant's reports. The Company's decision to change auditors was approved by the Company's Board of Directors.

     At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Deloitte & Tourche as the Company's independent accountant for the 1997 fiscal year.

THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS

     Representatives of Deloitte & Touche are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

                             --------------------

                                OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                             --------------------

                                ANNUAL REPORT

     Copies of the Company's Annual Report on Form 10-KSB (including financial statements and financial statement schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company -
Attention: Jeffrey N. Clayton, Vice President/Legal, 1225 Eagle Gate Tower, 60 East South Temple Street, Salt Lake City, Utah 84111. A request for a copy of the Company's Annual Report on Form 10-KSB must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on May 12, 1997. Exhibits to the Form 10-KSB, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

     A Copy of the Company's 1996 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

                             --------------------

                            SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 1998 Annual Meeting of Shareholders must be received by the Company by December 31, 1997. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail - return receipt requested. The Board of Directors will review any proposal which is received by December 31, 1997, and determine whether it is a proper proposal to present to the 1998 Annual Meeting.

     The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.


                              By Order of the Board of Directors

                              /s/ Jeffrey N. Clayton

                              Jeffrey N. Clayton, Secretary

Salt Lake City, Utah
May 15, 1997

                                    PROXY

                              fonix corporation

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Murdock and Roger D. Dudley and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on May 12, 1997 at the Annual Meeting of Shareholders to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah 84101, on Monday, June 16, 1997, at 10:00 a.m., M.D.T., or at any adjournment thereof.

1.   Election of Directors.

     FOR            WITHHOLD AS TO ALL       FOR ALL EXCEPT
     /  /             /   /                        /   /

     (INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AT TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

     Stephen M. Studdert Joseph Verner Reed  Thomas A. Murdock

     Alan C. Ashton, Ph.D.    James B. Hayes      Roger D. Dudley

     John A. Oberteuffer, Ph.D                    Rick D. Nydegger

2. To approve and ratify the selection of Deloitte & Touche LLP as the Company's independent accountant.

     FOR            AGAINST                  ABSTAIN
     / /            / /                       / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign and Date this Proxy Where Shown Below and Return it Promptly:

Date:____________________________ , 1997
Signed:___________________________________

SIGNATURE(S)


PLEASE SIGN ABOVE EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.